Exhibit 99.1

BIO-key Q3 Software License Fees Grew 39%, Its Third Consecutive Quarter of Double-Digit Growth, Driven Primarily by Momentum in the Middle East and Europe;

Hosts Call Today at 10am ET

Holmdel, NJ – November 13, 2026 – BIO-key® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, today announced its third quarter (Q3’26) and nine-month (9M’26) results for the period ended September 30, 2026. BIO-key will host an investor call today at 10:00am ET (details below).

Financial Highlights

●

Q3’26 license fee revenue rose 39% to $1.3M, reflecting continued growth in its base of annual recurring software revenue. BIO-key has delivered meaningful year-over-year software license fee growth in each of the last three quarters.

●	Q3’26 total revenues were $1.48M vs. $1.55M in Q3’25, as license fee growth largely offset lower hardware and service revenues, which have greater variability due to the timing of projects.
●

Q3’26 gross margin improved to 90% vs. 77% in Q3’25, reflecting the increase in high-margin license fees as a percentage of total revenue. BIO-key’s blended gross margin has increased for five consecutive quarters, from 73% in Q2’25 to 90% in Q3’26, reflecting both new customer deployments and its expanding base of annual recurring software license fees.

●	Q3’26 net loss narrowed 8% to $(886K) vs. $(965K) in Q3’25.
●	9M’26 revenues grew 14% to $5.5M, gross margin improved to 86% from 77%, and net loss improved 42% to $(1.7M) vs. $(2.9M) in 9M’25.
●	Working capital improved to $3.1M at the close of Q3’26, from $1.4M at year-end 2025.
●	BIO-key retired its remaining note in Q3’26.

Business Outlook

●

BIO-key anticipates a solid finish to 2026 and a strong start to 2027, supported by recent Middle East government wins, a growing pipeline of government and financial sector opportunities, expanding deployments with existing customers, and anticipated annual license renewals.

Recent Progress

●	Middle East: BIO-key added three new government customers in October, bringing to eight the number of new Middle East region customers in the past seven months:
–	Middle East government security agency customer
–	Middle East government contract for passwordless, biometric IAM solutions
–	New customer within a Middle East government’s national security ecosystem
–	Partnership with Al Majlis Group to expand identity security across the Arabian Gulf
●

Portugal: Integration of BIO-key’s IAM and biometric authentication solutions into the cybersecurity portfolio of Cipher, a Prosegur company, starting in Portugal – with plans to explore extending the offering to other Cipher markets, including Spain, the U.S. and Brazil.

●	Agentic AI: BIO-key received FIDO Alliance full certification for its Passkey:YOU™ authentication, opening markets where phones are restricted and supporting biometric approval of AI agent actions.

BIO-key CEO, Mike DePasquale commented, “Our Q3’26 results reflect the building strength of our core software business. Software license fee revenue grew 39% in Q3’26, offsetting variability in our more episodic hardware and services revenue and lifting gross margin to 90% from 77% a year ago. Supported largely by growth in high-margin software licenses, BIO-key’s gross margin has improved each quarter since Q2’25. Despite modestly lower Q3’26 revenue, we successfully narrowed our net loss in the quarter, and for the first nine months of 2026. Year to date we have grown revenue by 14%, reduced our net loss by 42% and we retired our remaining note outstanding leaving us effectively debt free.

“The real story, however, is the customers who are choosing BIO-key, such as the Central Bank of Jordan which has selected us to help them launch a national biometric authentication initiative to modernize financial sector access to digital services. Separately, a Portuguese national security agency chose our identity platform to protect some of its most sensitive systems. Additionally, we recently added three more Middle East government customers, including a security agency that went from first meeting to agreement in less than two months, bringing us to eight new Middle East region customers in recent months. Governments and banks set the highest bar for identity security, and their decision to trust BIO-key to their most sensitive environments is the strongest possible validation of our company and our solutions.

“Our momentum across Europe, the Middle East and Africa reflects the investment we have made in developing regional teams and a strong network of channel partners who know these markets and customers. Our partner network is increasingly bringing opportunities to us, shortening our sales cycles and extending our reach into new countries and sectors. That momentum is showing up in our results: third quarter revenue from our Europe, Middle East and South America region grew 39%, as license fees from the region more than doubled.

“Looking forward, the growth of artificial intelligence is also presenting opportunities as the growing commercial prevalence of AI agents creates a new identity challenge. Industry research suggests that machine identities, including AI agents, already outnumber human identities by more than 100 to 1. To address this trend, the FIDO Alliance began developing standards for trusted AI agent interactions, centered on verifying who authorized an agent’s action and within what limits. We believe the answer has to be a verified human, not a password nor a device. With FIDO certification of Passkey:YOU, our Identity-Bound Biometrics can tie the approval of sensitive AI-driven actions to the actual person accountable for them, which we see as a meaningful new market opportunity alongside our core workforce and customer authentication business.

“Our recent wins and a growing pipeline of government and banking opportunities across EMEA position us for a strong finish to 2026. More importantly, we believe the foundation we are building today, with marquee government and financial customers, growing high-margin software revenue, a streamlined cost structure and a cleaner balance sheet, sets the stage for an exciting 2027.”

Financial Review

Total revenues were $1,482,781 in Q3’26 compared to $1,549,706 in Q3’25. License fee revenues increased 39% to $1,275,249 vs. $917,951 in Q3’25, reflecting several new customer deployments, and represented 86% of total revenues vs. 59% in Q3’25. Revenues from BIO-key’s EMESA region (Europe, Middle East and South America) increased 39% to $924,760, as EMESA license fee revenues more than doubled to $903,249 from $446,480 in Q3’25. For 9M’26, total revenues increased 14% to $5,548,305 vs. $4,853,772 in 9M’25, driven by a 37% increase in license fee revenues to $3,870,487.

Q3’26 hardware revenues were $12,404 vs. $363,642 in Q3’25, as new customer orders in Q3’26 were primarily software-only, while Q3’25 reflected a large hardware deployment by a long-term customer and expanded hardware deployments by several existing customers. Service, maintenance and other revenues decreased 27% to $195,128 in Q3’26 vs. $268,113 in Q3’25, primarily reflecting the timing of service agreement renewals and the steady shift in BIO-key’s business to Partner-led Software-as-a-Service and subscription deployments.

Q3’26 gross profit increased 12% to $1,339,408 from $1,191,718 in Q3’25, and gross margin improved to 90% vs. 77% in Q3’25, reflecting the higher mix of high-margin license fee revenue. For 9M’26, gross profit increased 27% to $4,782,681 vs. $3,752,106 in 9M’25, and gross margin improved to 86% from 77%.

BIO-key’s Q3’26 operating expenses increased 4% to $2,159,621 from $2,083,908 in Q3’25. Sequentially, operating expenses decreased 2% from $2,203,445 in Q2’26, including a 2% decrease in selling, general and administrative expenses. Selling, general and administrative expenses increased 9% to $1,524,583, reflecting higher administrative personnel costs and costs related to the Company’s annual meeting, while research, development and engineering expenses decreased 7% to $635,038, primarily reflecting lower personnel costs. For 9M’26, operating expenses decreased 1% to $6,290,013 from $6,368,784 in 9M’25.

Reflecting higher gross profit, BIO-key’s Q3’26 operating loss improved to $(820,213) from $(892,190) in Q3’25, and its net loss improved to $(886,083) from $(964,849) in Q3’25. Including a non-cash deemed dividend of $4,502,004 related to the August warrant inducement, net loss available to common stockholders was $(5,388,087), or $(4.01) per share, compared to $(964,849), or $(1.44) per share, in Q3’25, as the deemed dividend more than offset the smaller net loss. Weighted average common shares outstanding (basic and diluted) were 1,342,766 in Q3’26 and 671,820 in Q3’25. Per share amounts and weighted average common shares outstanding reflect the 1-for-10 reverse split effective April 30, 2026.

Also reflecting higher revenue and gross profit and lower operating expenses, BIO-key’s 9M’26 net loss improved 42% to $(1,667,972) from $(2,868,790) in 9M’25. Including the non-cash deemed dividend, net loss available to common stockholders was $(6,169,976), or $(5.37) per share, compared to $(2,868,790), or $(4.87) per share, in 9M’25.

Balance Sheet

BIO-key’s stockholders’ equity improved to $6,541,642 at September 30, 2026, compared to $4,334,878 at June 30, 2026 and $5,106,805 at December 31, 2025, reflecting the benefit of $2.5M in gross proceeds from a warrant inducement transaction completed in August.

As of September 30, 2026, BIO-key had $5.3M of current assets, including $2.2M of cash and cash equivalents, $2.4M of accounts receivable and $0.4M of inventory. Working capital improved to $3.1M at September 30, 2026 from $0.8M at June 30, 2026 and $1.4M at December 31, 2025.

During Q3, BIO-key retired the remaining balance of its note payable, through exchanges for common stock leaving the company effectively free of debt, other than a $12k bank obligation in Europe.

Call/Webcast Detail

Date / Time:	Friday, November 13 at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-855-669-9658 U.S. or 1-412-317-0088 Int’l; code 4928583

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is a global provider of biometric-centric Identity and Access Management (IAM) and authentication solutions, securing access for over forty million users across government, defense, financial services and enterprise customers. Its PortalGuard IAM platform, Identity-Bound Biometrics and FIDO-certified Passkey:YOU authentication give organizations flexible phoneless, tokenless and passwordless options to secure access to computers, applications, information and high-value transactions, whether cloud-hosted or on-premise.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements due to late filings; the commercial and reputational risk and impact on the trading and liquidity of our common stock due to the recent suspension of trading of our common stock on the Nasdaq Capital Market from May 13, 2026 until its reinstatement effective July 8, 2026 the monitoring of our compliance by the Nasdaq Hearing Panel through July 6, 2027, or in the event that the trading of our common stock is suspended due to non-compliance with existing and/or proposed continued listing standards of the Nasdaq Stock Market; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K/A for the year ended December 31, 2025 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
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Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Services	$195,128	$268,113	$674,516	$862,707
License fees	1,275,249	917,951	3,870,487	2,822,796
Hardware	12,404	363,642	1,003,302	1,168,269
Total revenues	1,482,781	1,549,706	5,548,305	4,853,772
Costs and other expenses
Cost of services	76,704	80,702	234,918	297,147
Cost of license fees	55,953	74,077	204,159	233,450
Cost of hardware	15,184	434,834	1,133,035	1,080,109
Cost of hardware - reserve	(4,468)	(231,625)	(806,488)	(509,040)
Total costs and other expenses	143,373	357,988	765,624	1,101,666
Gross profit	1,339,408	1,191,718	4,782,681	3,752,106

Operating expenses
Selling, general and administrative	1,524,583	1,400,288	4,397,676	4,453,362
Research, development and engineering	635,038	683,620	1,892,337	1,915,422
Total operating expenses	2,159,621	2,083,908	6,290,013	6,368,784
Operating loss	(820,213)	(892,190)	(1,507,332)	(2,616,678)
Other income (expense)
Interest income	678	515	1,740	2,610
Loan fee amortization	(62,500)	(60,000)	(104,166)	(180,000)
Interest expense	(4,048)	(13,174)	(58,214)	(74,722)
Total other income (expense), net	(65,870)	(72,659)	(160,640)	(252,112)

Loss before provision for income tax	(886,083)	(964,849)	(1,667,972)	(2,868,790)

Provision for income taxes	-	-	-	-

Net loss	$(886,083)	$(964,849)	$(1,667,972)	$(2,868,790)
Deemed dividend related to warrant inducement	(4,502,004)	-	(4,502,004)	-
Net loss available to common stockholders	$(5,388,087)	$(964,849)	$(6,169,976)	$(2,868,790)

Comprehensive loss:
Net loss available to common stockholders	$(5,388,087)	$(964,849)	$(6,169,976)	$(2,868,790)
Other comprehensive loss – foreign currency translation adjustment	(62,409)	(73,910)	(143,503)	(8,302)
Comprehensive loss	$(5,450,496)	$(1,038,759)	$(6,313,479)	$(2,877,092)

Basic and diluted loss per common share	$(4.01)	$(1.44)	$(5.37)	$(4.87)

Weighted average common shares outstanding:
Basic and diluted	1,342,766	671,820	1,147,994	588,474

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-10 reverse stock split, which was effective April 30, 2026.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,219,428	$2,694,663
Accounts receivable, net	2,354,935	1,220,822
Inventory	367,063	370,879
Prepaid expenses and other	337,445	251,323
Total current assets	5,278,871	4,537,687
Equipment and leasehold improvements, net	32,051	67,751
Capitalized contract costs, net	229,599	311,591
Deposits and other assets	7,976	7,976
Operating lease right-of-use assets	132,603	47,953
Investments	2,500,000	2,500,000
Intangible assets, net	662,572	830,357
Total non-current assets	3,564,801	3,765,628
TOTAL ASSETS	$8,843,672	$8,303,315

LIABILITIES
Accounts payable	$321,809	$507,357
Accrued liabilities	1,194,591	1,333,930
Note payable	-	604,102
Government loan – BBVA Bank, current portion	12,351	50,530
Deferred revenue, current	542,486	572,513
Operating lease liabilities, current portion	67,735	27,728
Total current liabilities	2,138,972	3,096,160
Deferred revenue, long term	80,694	62,584
Deferred tax liability	16,500	16,500
Operating lease liabilities, net of current portion	65,864	21,266
Total non-current liabilities	163,058	100,350
TOTAL LIABILITIES	2,302,030	3,196,510

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 2,035,149 of $.0001 par value at September 30, 2026 and 1,085,360 at December 31, 2025, respectively	204	109
Additional paid-in capital	149,245,962	141,497,741
Accumulated other comprehensive income (loss)	(68,700)	74,803
Accumulated deficit	(142,635,824)	(136,465,848)
TOTAL STOCKHOLDERS’ EQUITY	6,541,642	5,106,805
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,843,672	$8,303,315

All BIO-key shares issued and outstanding for all periods reflect BIO-key’s 1-for-10 reverse stock split, which was effective April 30, 2026.